Execution Version

Exhibit 99.2
FIFTH AMENDMENT TO
NOTE PURCHASE AGREEMENT
THIS FIFTH AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Amendment”), is made and entered into as of August 8, 2017, by and among National Health Investors, Inc., a Maryland corporation, (the “Company”), The Prudential Insurance Company of America and the other holders of Notes (as defined in the Note Agreement defined below) that are signatories hereto (together with their successors and assigns, the “Noteholders”).
W I T N E S S E T H:
WHEREAS, the Company and the Noteholders are parties to a certain Note Purchase Agreement, dated as of January 13, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Note Agreement), pursuant to which the Noteholders have purchased Notes from the Company;
WHEREAS, the Company has requested that the Noteholders amend certain provisions of the Note Agreement, and subject to the terms and conditions hereof, the Noteholders are willing to do so;
NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Company and the Noteholders agree as follows:
1.Amendments.
(a)Section 5.21 of the Note Agreement is hereby amended by replacing clause (c) in its entirety with the following:
(c)    Each of the properties included by the Company in the calculation of Aggregate Total Fixed Asset Value (as defined in this Agreement on the date of Closing) satisfies all of the requirements contained in the definition of Lease Property. Each of the properties included by the Company in the calculation of Aggregate Unencumbered Fixed Asset Value (as defined in this Agreement on the date of Closing) satisfies all of the requirements contained in the definition of Unencumbered Lease Property.
(b)Section 9.1 of the Note Agreement is hereby amended by:
(i)    adding the following proviso at the end of clause (a) before the final semicolon:
, provided that timely filing by the Company of its Form 10‑K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a‑3 under the Exchange Act) prepared in accordance with the requirements therefor with the SEC

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on EDGAR, shall be deemed to satisfy the requirements of this Section 9.1(a), provided further, that upon request of any holder to receive paper copies of such financial statements, the Company will promptly deliver such paper copies to such holder
(ii)    adding the following proviso at the end of clause (b) before the final semicolon:
, provided that timely filing by the Company of its Form 10‑Q prepared in compliance with the requirements therefor with the SEC on EDGAR shall be deemed to satisfy the requirements of this Section 9.1(b), provided further, that upon request of any holder to receive paper copies of such financial statements, the Company will promptly deliver such paper copies to such holder
(c)Section 9.2 of the Note Agreement is hereby amended by replacing clause (c) in its entirety with the following:
(c)    promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Exchange Act, and not otherwise required to be delivered to the holders of the Notes pursuant hereto, provided that timely filing by the Company of any such reports, statements or communications prepared in compliance with the requirements therefor with the SEC on EDGAR shall be deemed to satisfy the requirements of this Section 9.2(c), provided further, that upon request of any holder to receive paper copies of any such reports, statements or communications, the Company will promptly deliver such paper copies to such holder; and
(d)Section 9.12 of the Note Agreement is hereby amended by:
(i)    replacing clauses (a) and (d) in their entirety with the following:
(a)    Maximum Consolidated Total Leverage Ratio. Maintain at all times a Consolidated Total Leverage Ratio not greater than 0.60 to 1.00. The Company shall comply with the terms of Section 9.20(a) regarding payment of the Total Leverage Fee in the event the Consolidated Total Leverage Ratio exceeds 0.50 to 1.00 at any time.
(d)    Maximum Unencumbered Leverage Ratio.    The Company shall not permit the ratio (the “Unencumbered Leverage Ratio”) of (i) Unsecured Indebtedness to (ii) Unencumbered Asset Value to exceed 0.60 to 1.00 at any time.

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(ii)    by adding the following clause (e):
(e)    Maximum Secured Leverage Ratio. The Company shall not permit the ratio (the “Secured Leverage Ratio”) of (i) Secured Indebtedness of the Company and its Subsidiaries to (ii) Total Asset Value to exceed 0.30 to 1.00 at any time. The Company shall comply with the terms of Section 9.20(b) regarding payment of the Secured Leverage Fee in the event the Secured Leverage Ratio exceeds 0.15 to 1.00 at any time.
(e)The Note Agreement is hereby amended by adding the following Section 9.20 in the appropriate numerical order:
Section 9.20.    Payment of Certain Fees.
(a)    Total Leverage Fee. Subject to Section 9.20(c),
(i)    if and as long as the Consolidated Total Leverage Ratio under Section 9.12(a) is greater than 0.50 to 1.0 but less than or equal to 0.55 to 1.0, the Company shall pay a fee to each holder of the Notes equal to 0.50% (50 bps) per annum (0.125% (12.50 bps) per quarter) of the aggregate principal amount of Notes held by such holder; and
(ii)    if and as long as the Consolidated Total Leverage Ratio under Section 9.12(a) is greater than 0.55 to 1.0, the Company shall pay a fee to each holder of the Notes equal to 1.00% (100 bps) per annum (0.25% (25 bps) per quarter) of the aggregate principal amount of Notes held by such holder.
The fee payable pursuant to this Section 9.20(a) is referred to herein as the “Total Leverage Fee”. The Total Leverage Fee shall be payable with respect to each fiscal quarter during which the Consolidated Total Leverage Ratio at any time exceeded 0.50 to 1.0. Payment of the fee shall be made on the date of delivery of the corresponding financial statements pursuant to Section 9.1(a) or Section 9.1(b) and, in any event, not later than the last date such financial statements are required to be delivered, if not earlier delivered.
(b)    Secured Leverage Fee. Subject to Section 9.20(c),
(i)    if and as long as the Secured Leverage Ratio under Section 9.12(e) is greater than 0.150 to 1.0 but less than or equal to 0.225 to 1.0, the Company shall pay a fee to each holder of the Notes equal to 0.50% (50 bps) per annum (0.125% (12.50 bps) per quarter) of the aggregate principal amount of Notes held by such holder; and

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(ii)    if and as long as the Secured Leverage Ratio under Section 9.12(e) is greater than 0.225 to 1.0, the Company shall pay a fee to each holder of the Notes equal to 1.00% (100 bps) per annum (0.25% (25 bps) per quarter) of the aggregate principal amount of Notes held by such holder.
The fee payable pursuant to this Section 9.20(b) is referred to herein as the “Secured Leverage Fee”. The Secured Leverage Fee shall be payable with respect to each fiscal quarter during which the Secured Leverage Ratio at any time exceeded 0.150 to 1.0. Payment shall be made on the date of delivery of the corresponding financial statements pursuant to Section 9.1(a) or Section 9.1(b) and, in any event, not later than the last date such financial statements are required to be delivered, if not earlier delivered.
(c)    Maximum Aggregate Fees. At any time when one or more of the Total Leverage Fee, the Secured Leverage Fee and the “Rating Fee” under the Fee Letter are payable, notwithstanding the requirements of clauses (a) and (b) above or the Fee Letter, the maximum aggregate fees payable pursuant to this Section 9.20 and the Fee Letter shall be an amount equal to 1.50% (150 bps) per annum (0.375% (37.5 bps) per quarter) of the aggregate principal amount of Notes held by each holder.
(d)    Notice of Fee Payments. Concurrently with the payment of any fee contemplated by the requirements of either of clauses (a) or (b) above, the Company shall deliver to each holder of the Notes a written notice from a Responsible Officer (i) describing the fee or fees that are payable and the related calculations, (ii) specifying the fiscal quarter and (iii) confirming the amount of the aggregate fees payable to such holder.
(e)    Effect of Payment of Fees. Payment of the Total Leverage Fee and the Secured Leverage Fee, as applicable, as contemplated by this Section 9.20 shall not excuse or cure any Default or Event of Default arising from the Company’s failure to comply with the terms of Section 9.12. The fees payable pursuant to this Section 9.20 shall be in addition to any increased interest payable at any applicable Default Rate and any other amount due in connection with an Event of Default.
(f)    Section 10.1 of the Note Agreement is hereby amended by replacing clause (l) in its entirety with the following:
(l)    other Liens not otherwise permitted under this Section 10.1 securing Secured Indebtedness incurred and outstanding in compliance with Section 9.12(e) hereof; provided that, immediately before and after giving effect to any such Lien and any Indebtedness incurred in connection therewith, no Default or Event of Default shall exist and the Company shall be in compliance, on a Pro Forma Basis, with each other financial covenant contained in Section 9.12 hereof;

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provided further that notwithstanding the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to, secure pursuant to this clause (l) or Section 9.12(e) any Material Credit Facility unless and until the Notes (and any guaranty delivered in connection therewith) will concurrently be secured equally and ratably with any and all other obligations thereby secured, such security to be pursuant to documentation in form and substance reasonably satisfactory to the Required Holders, including without limitation, an intercreditor agreement and opinions of counsel to the Company and/or such Subsidiary, as the case may be, from counsel reasonably acceptable to the Required Holders.
(g)    Section 10.2 of the Note Agreement is hereby amended by:
(i)    replacing clauses (a), (f), (g) and (h) in their entirety with the following:
(a)    Investments held by the Company or any Subsidiary in the form of cash equivalents, short-term marketable debt securities or, to the extent constituting Investments, Derivatives Contracts otherwise permitted or required by this Agreement;
(f)    Investments by the Company or any Subsidiary in any Healthcare Facilities (including for the avoidance of doubt, Investments in any Excluded Subsidiary that owns or operates Healthcare Facilities as its primary business); provided that, prior to and after giving effect to any such Investment and any Indebtedness incurred in connection therewith, (i) no Default will exist and (ii) the Company shall be in compliance, on a Pro Forma Basis, with each financial covenant contained in Section 9.12 hereof;
(g)    any other Investment not otherwise permitted under this Section 10.2 (including, without limitation, Investments in (i) unimproved land holdings, (ii) mortgages, mezzanine loans and notes receivable, (iii) construction in progress, (iv) Excluded Subsidiaries and Non-Bickford Limited Guarantors, and (v) real property assets that are not medical office buildings, general office buildings, skilled nursing facilities, assisted living facilities, independent living facilities, continuing care retirement communities, mental health facilities, life science facilities, and hospitals) in an aggregate principal amount not to exceed, in the aggregate, after giving effect to any such Investment, thirty percent (30%) of the Total Asset Value of the Company and its Subsidiaries (excluding amounts properly attributable to Minority Interests); provided that, immediately before and after giving effect to any such Investment and any Indebtedness incurred in connection therewith, no Default or Event of Default shall exist and the Company shall be in compliance, on a Pro Forma Basis, with each financial covenant contained in Section 9.12 hereof; and
(h)    in connection with a tax-deferred exchange under Section 1031 of the Code involving the sale or disposition of a Healthcare Facility (a “1031

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Transaction”), Investments by the Company or any Subsidiary consisting of a loan to a Person acting as an intermediary under Section 1031 of the Code and/or the subsequent Acquisition of the Equity Interests of such Person at the conclusion of a 1031 Transaction.

(ii)	deleting clause (i) in its entirety.
(h)    Section 10.3 of the Note Agreement is hereby amended by replacing clauses (c) and (j) in their entirety with the following:
(c)    obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under any Derivatives Contract; provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person and not for purposes of speculation or taking a “market view;”
(j)    other Indebtedness not otherwise permitted pursuant to this Section 10.3; provided that, immediately before and after giving effect to any such Indebtedness, no Default or Event of Default shall exist and the Company shall be in compliance, on a pro forma basis, with each financial covenant contained in Section 9.12 hereof.
(i)    Section 10.4 of the Note Agreement is hereby amended by deleting “and” at the end of clause (b), replacing the “.” at the end of clause (c) with “; and”, and adding the following clause (d):
(d)    the Company may consummate the Permitted UPREIT Reorganization, provided that, prior to consummation thereof, (a) to the extent required by the holders, this Agreement and each other Note Document shall be amended, and additional Note Documents shall be entered into, to reflect the final structure of such reorganization, pursuant to documentation satisfactory in form and substance to the holders, and (b) each holder shall have the opportunity to review the terms of the contemplated reorganization and shall have obtained all necessary credit approvals for confirming their approval thereof and the documentation changes required in connection therewith.
(j)    Section 10.5 of the Note Agreement is hereby amended by replacing clause (f) in its entirety with the following:
(f)    other Dispositions of assets not otherwise permitted by clauses (a) through (e), the result of which, immediately before and after taking such Disposition into account, would not trigger a Default or Event of Default under any financial covenant contained in Section 9.12 hereof; provided, that, any Disposition pursuant to clauses (a), (b), (c) and (f) shall be for fair market value.

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(k)    Section 10.9 of the Note Agreement is hereby amended by replacing each reference to “January 13, 2015” with “August 8, 2017”.
(l)    Section 11 of the Note Agreement is hereby amended by:
(i)    replacing clauses (b) and (c) in their entirety with the following:
(b)    the Company defaults in the payment of (i) any interest on any Note or (ii) any fee payable under Section 9.20 or the Fee Letter, in any case, for more than five days after the same becomes due and payable; or

(c)    the Company shall fail to observe or perform any covenant or agreement contained in (i) Section 9.1 or 9.2, and such failure shall continue for a period of five (5) days from its occurrence or (ii) Section 9.3(a) or (b), 9.5, 9.11, 9.12, 9.13, 9.15, 9.16 or Section 10.
(ii)    replacing each reference to “Swap” to “Derivatives” in clause (f).

(m)    Section 17.1 of the Note Agreement is hereby amended by replacing clause (b) in its entirety with the following:
(b)    no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, or (iii) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2 and Section 17.1(c)), 9.20(a), (b) or (c), 11(a), 11(b), 12, 17 or 20; and
(n)    Schedule A of the Note Agreement is hereby amended by:

i.	adding the following definitions in the appropriate alphabetical order:
“Affected Controlled Property” has the meaning given that term in the definition of “Controlled Property”.
“Capitalized Lease Obligations” means obligations under a lease (or other arrangement conveying the right to use property) to pay rent or other amounts that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on a balance sheet of the applicable Person prepared in accordance with GAAP as of the applicable date.

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“Cash Equivalents” means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organisation for Economic Co‑operation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short‑term commercial paper rating of at least A‑2 or the equivalent by S&P or at least P‑2 or the equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A‑2 or the equivalent thereof by S&P or at least P‑2 or the equivalent thereof by Moody’s, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940 which have net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.
“Controlled Property” means a Property that satisfies clauses (a) and (c) through (g) of the definition of Eligible Property and is owned in fee simple (or leased under a Ground Lease) by a Subsidiary that is not a Wholly Owned Subsidiary of the Company and with respect to which the Company or such Subsidiary has the right to take the following actions without the need to obtain the consent of any Person (other than (i) the Required Holders if required pursuant to the Note Documents or (ii) the holder of any minority interest in such Subsidiary pursuant to reasonable and customary restrictions on transfer, mortgage liens or pledges arising under any documents governing such Subsidiary and existing at the time of formation or acquisition of such Subsidiary): (A) to create Liens on such Property as security for Indebtedness of the Company or such Subsidiary, as applicable and (B) to sell, convey, transfer or otherwise dispose of such Property. Any Controlled Property subject to minority interest holder rights of the type described in clause (ii) above shall be an “Affected Controlled Property”.
“Derivatives Contract” means (a) any transaction (including any master agreement, confirmation or other agreement with respect to any such transaction) now existing or hereafter entered into by the Company,

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any of its Subsidiaries or any Unconsolidated Affiliate (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, (b) any combination of these transactions and (c) a “swap agreement” as defined in Section 101 of the Bankruptcy Code of 1978.
“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement or provision relating thereto, (a) for any date on or after the date such Derivatives Contracts have been terminated or closed out, the termination amount or value determined in accordance therewith, and (b) for any date prior to the date such Derivatives Contracts have been terminated or closed out, the then-current mark-to-market value for such Derivatives Contracts, determined based upon one or more mid-market quotations or estimates provided by any recognized dealer in Derivatives Contracts (which may include the Administrative Agent, any Lender, any Specified Derivatives Provider, as such terms are defined in the Credit Agreement, or any Affiliate of any of them).
“Development Property” means a Property currently under construction or development (other than a Property under renovation) on which the improvements related to the construction or development have not been completed such that occupancy is not viable. The term “Development Property” shall include real property of the type described in the immediately preceding sentence that satisfies both of the following conditions: (i) it is to be (but has not yet been) acquired by the Company, any Subsidiary or any Unconsolidated Affiliate upon completion of construction pursuant to a contract in which the seller of such real property

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is required to develop or renovate prior to, and as a condition precedent to, such acquisition and (ii) a third party is developing such property using the proceeds of a loan that is Guaranteed by, or is otherwise recourse to, the Company, any Subsidiary or any Unconsolidated Affiliate.
“EBITDA” means, with respect to a Person for any period and without duplication: (a) net income (loss) of such Person for such period determined on a consolidated basis excluding the following (but only to the extent included in determining net income (loss) for such period): (i) depreciation and amortization; (ii) interest expense; (iii) income and franchise tax expense; (iv) extraordinary or nonrecurring items, including without limitation, gains and losses from the sale of operating Properties and any non-recurring charges in connection with any acquisition or Investment in an aggregate amount not to exceed $5,000,000 for such period; and (v) equity in net income (loss) of its Unconsolidated Affiliates; plus (b) such Person’s Ownership Share of EBITDA of its Unconsolidated Affiliates. For purposes of this definition, nonrecurring items shall be deemed to include (x) gains and losses on early extinguishment of Indebtedness, (y) non-cash severance and other non-cash restructuring charges and (z) transaction costs of acquisitions not permitted to be capitalized pursuant to GAAP.
“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.
“Eligible Property” means a Property which satisfies all of the following requirements: (a) such Property is a Healthcare Facility located in a State of the United States or in the District of Columbia, in the United Kingdom, in Australia or in Canada; (b) such Property is owned in fee simple, or is leased pursuant to a Ground Lease, by the Company or a Wholly Owned Subsidiary of the Company or is a Controlled Property; provided that (i) if such Property is leased by the Company or a Wholly Owned Subsidiary of the Company pursuant to a Ground Lease, (ii) the lessor’s interest in such Property is subject to a mortgage and (iii) such Ground Lease is subordinate to such mortgage, then the mortgagee shall have executed a customary non‑disturbance agreement with respect to the rights of the Company or such Subsidiary under the Ground Lease; (c) neither such Property, nor any interest of the Company, any Subsidiary or any Unconsolidated Affiliate therein (and if such Property is owned by a Subsidiary or Unconsolidated Affiliate, none of the Company’s direct or indirect ownership interests in such Subsidiary or Unconsolidated Affiliate) is subject to any Lien other than Permitted Liens or subject to any Negative Pledge; (d) such Property is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other

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adverse matters except for defects, deficiencies, conditions or other matters individually or collectively which are not material to the profitable operation of such Property or which after the application of any available insurance proceeds are not material to the profitable operation of such Property; (e) such Property is leased to a tenant that is not an Affiliate of the Company, and such tenant is not delinquent sixty (60) days or more in rent payments; (f) such Property either is occupied or is available to be occupied; and (g) the operator with respect to such Property is not an Affiliate of the Company and has all necessary material qualifications from any applicable Governmental Authority to the extent required pursuant to the applicable Facility Lease with respect to such Property.
“Facility Lease” means a lease or sublease (including any master lease) with respect to any Property owned or ground leased by any of the Company or one of its Wholly Owned Subsidiaries as lessor, to a third party tenant, which is a triple-net lease such that such tenant is required to pay all taxes, utilities, insurance (including casualty insurance), maintenance and other customary expenses with respect to the subject Property (whether in the form of reimbursements, additional rent or otherwise) in addition to the base rental payments required thereunder such that net operating income to the Company or such Wholly Owned Subsidiary for such Property (before non-cash items) equals the base rent paid thereunder.
“Fee Letter” means that certain Fee Letter Agreement dated August 8, 2017 between the Company and the holders, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.
“Government Reimbursed Properties” means Healthcare Facilities (other than a hospital) in respect of which 51% or more of revenues are generated from reimbursements under Medicare, Medicaid and other government programs for payment of services rendered by healthcare providers.
“Ground Lease” means a ground lease containing terms and conditions customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease, including without limitation, the following: (a) a remaining term (exclusive of any unexercised extension options) of 35 years or more from August 3, 2017; (b) the right of the lessee to mortgage and encumber its interest in the leased property, and to amend the terms of any such mortgage or encumbrance, in each case, without the consent of the lessor; (c) the obligation of the lessor to give the holder of any mortgage Lien on such leased property written notice of any defaults on the part of the lessee

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and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so; (d) acceptable transferability of the lessee’s interest under such lease, including ability to sublease; (e) acceptable limitations on the use of the leased property; and (f) clearly determinable rental payment terms which in no event contain profit participation rights.
“Healthcare Facility” means any skilled nursing facilities, hospitals, long term acute care facilities, inpatient rehabilitation facility, medical office buildings, assisted living facilities, independent living facilities or memory care or other personal care facilities and ancillary businesses that are supplemental or incidental to the foregoing.
“Mandatorily Redeemable Stock” means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests at the option of the issuer of such Equity Interest), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests), in the case of each of clauses (a) through (c), on or prior to the latest Maturity Date of the Notes.
“Mortgage Receivable” means the principal amount of an obligation owing to the Company or any Subsidiary of the Company that is secured by a mortgage, deed of trust, deed to secure debt or other similar security instrument granting a Lien on real property as security for the payment of such obligation, so long as the mortgagor or grantor with respect to such Mortgage Receivable is not delinquent sixty (60) days or more in interest or principal payments due thereunder.
“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Note Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that establishes a maximum ratio of unsecured debt to unencumbered assets or of secured debt to total assets, or that otherwise conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber

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its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.
“Net Operating Income” means, for any Property and for a given period, the following (without duplication and determined on a consistent basis with prior periods): (a) rents and other revenues received in cash in the ordinary course from such Property (whether in the nature of base rent, minimum rent, percentage rent, additional rent, proceeds from rent loss or business interruption insurance or otherwise, but excluding (x) pre-paid rents and revenues, security deposits, earnest money deposits, advance rentals, reserves for capital expenditures, impounds, escrows, charges, expenses or items required to be paid or reimbursed by the tenant thereunder, except to the extent applied in satisfaction of tenants’ obligations for rent and (y) proceeds from the sale of such Property) pursuant to the Facility Lease applicable to such Property, minus (b) all expenses paid by the Company or its Subsidiaries and not reimbursed by a Person that is the Company or any Subsidiary of the Company (excluding interest but including an appropriate accrual for property taxes and insurance) related to the ownership, operation or maintenance of such Property, including but not limited to property taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Property, but specifically excluding general overhead expenses of the Company and its Subsidiaries and any property management fees).
“Non-Government Reimbursed Properties” means Healthcare Facilities (other than hospitals) that are not Government Reimbursed Properties (e.g., assisted living facilities, independent living facilities, memory care facilities, medical office buildings, etc.).
“Off-Balance Sheet Obligations” means, with respect to a Person: (a) obligations of such Person in respect of any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which such Person or any Subsidiary of such Person has sold, conveyed or otherwise transferred, or granted a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose Subsidiary or Affiliate of such Person; (b) obligations of such Person under a sale and leaseback transaction that do not create a liability on the balance sheet of such Person; (c) obligations of such Person under any so-called “synthetic” lease transaction; (d) obligations of such Person under any other transaction which is the functional equivalent of, or takes the place of, a borrowing

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but which does not constitute a liability on the balance sheet of such Person; and (e) in the case of the Company, liabilities and obligations of the Company, any Subsidiary or any other Person in respect of “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act) which the Company would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Company’s report on Form 10‑Q or Form 10‑K (or their equivalents) which the Company is required to file with the SEC.
“Other Non-Mortgage Receivables” means any mezzanine loans or loan or note receivables (other than Mortgage Receivables), whether senior or subordinated (in right of payment or otherwise), owing to the Company or any Subsidiary of the Company by any Person (other than an Affiliate of the Company), so long as the obligor with respect to such Other Non‑Mortgage Receivable is not delinquent sixty (60) days or more in interest or principal payments due thereunder.
“Ownership Share” means, with respect to any Subsidiary of a Person (other than a Wholly Owned Subsidiary) or any Unconsolidated Affiliate of a Person, the greater of (a) such Person’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such Subsidiary or Unconsolidated Affiliate or (b) such Person’s relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary or Unconsolidated Affiliate.
“Parent” means, after giving effect to the Permitted UPREIT Reorganization, National Health Investors, Inc., a corporation formed under the laws of the State of Maryland.
“Permitted UPREIT Reorganization” means any transaction in which the Company becomes a limited partnership (including a limited liability limited partnership) (“OpCo”), the general partner of which shall be the Parent or a Wholly Owned Subsidiary of the Parent, in each case, organized under the laws of a State of the United States (provided that immediately before and after giving effect to such transaction, the Parent or such Wholly Owned Subsidiary shall be Solvent, and in no event shall such Wholly Owned Subsidiary be an Excluded Subsidiary), with (a) the Parent or such Wholly Owned Subsidiary of the Parent being the record and beneficial owners, cumulatively, of 100% of each class of outstanding Equity Interests of OpCo, (b) all of the Parent’s Subsidiaries and other

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assets being thereafter held directly or indirectly by OpCo and (c) OpCo thereafter being the sole Company hereunder; provided that (i) the Company shall have delivered written notice of any such transaction to the holders not less than thirty (30) days prior thereto; (ii) as of the date of notice of such transaction and at the time of, and after giving effect to, such transaction, (x) no Default or Event of Default shall exist and (y) the representations and warranties made or deemed made by the Company and each other Credit Party in the Note Documents to which any of them is a party, shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the date of such notice and on the effective date of such transaction with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date); (iii) concurrently with the effectiveness of such transaction, to the extent reasonably requested by the holders, the Parent, OpCo and the other Credit Parties shall have executed and delivered assumption, guaranty and reaffirmation documentation in connection herewith, and pursuant to which OpCo shall expressly assume all the obligations of the Company under this Agreement and the Parent shall Guaranty the Obligations, in form and substance reasonably acceptable to the holders, together with such organizational documentation, certificates, resolutions, opinions of counsel and other documentation as the holders deem reasonably necessary or appropriate to implement such assumption, guaranty and reaffirmation (and which documentation, certificates, resolutions, opinions of counsel and other documentation shall be substantially similar to the documentation delivered as of the Closing Date, taking into account amendments and supplements prior to the consummation of such transaction), and, if requested by any holder, amended and restated Notes in favor of such holder executed by OpCo; (iv) the Parent, OpCo and each other Credit Party shall have provided all information requested by the holders in order to comply with applicable “know your customer” and Anti-Money Laundering Laws, including, without limitation, the USA Patriot Act, as determined in the good faith judgment of the holders; and (v) the Parent and OpCo shall have delivered to the holders an officer’s certificate, in form and substance reasonably satisfactory to the holders, certifying the compliance with clause (ii) above.
“Property” means a parcel (or group of related parcels) of real property owned or leased (in whole or in part) and developed (or to be

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developed) by the Company, any Subsidiary or any Unconsolidated Affiliate.
“Secured Indebtedness” means, with respect to a Person as of a given date, the aggregate principal amount of all Indebtedness of such Person outstanding on such date that is secured in any manner by any Lien on any property and, in the case of the Company, shall include (without duplication) the Company’s Ownership Share of the Secured Indebtedness of its Unconsolidated Affiliates.
“Secured Leverage Fee” is defined in Section 9.20(b).
“Secured Leverage Ratio” is defined in Section 9.12(e).
“Total Asset Value” means, at a given time, the sum (without duplication) of all of the following of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP applied on a consistent basis: (a) cash and Cash Equivalents (other than tenant deposits and other cash and cash equivalents that are subject to a Lien or a Negative Pledge or the disposition of which is restricted in any way); plus (b)(i) Net Operating Income for all Properties for the fiscal quarter most recently ended multiplied by 4 divided by (ii) the Capitalization Rate; plus (c) the purchase price paid by the Company or any Subsidiary (less any amounts paid to the Company or such Subsidiary as a purchase price adjustment, held in escrow, retained as a contingency reserve, or in connection with other similar arrangements) for any Property acquired by the Company or such Subsidiary during the fiscal quarter most recently ended; plus (d) the GAAP book value of all Development Properties; plus (e) the GAAP book value of Unimproved Land; plus (f) the GAAP book value of all Mortgage Receivables, Other Non-Mortgage Receivables and unencumbered marketable securities (at the value reflected in the Company’s consolidated financial statements in accordance with GAAP, as of such date, including the effect of impairment charges). The Company’s Ownership Share of assets held by Unconsolidated Affiliates shall be included in the calculation of Total Asset Value consistent with the above described treatment for assets owned by the Company or a Subsidiary. For purposes of determining Total Asset Value: (t) Net Operating Income from Development Properties, Properties disposed of by the Company or any Subsidiary during the fiscal quarter most recently ended and Properties acquired by the Company or any Subsidiary during the fiscal quarter most recently ended shall be excluded from the immediately preceding clause (b); (u) to the extent the amount of Total Asset Value attributable to Development Properties would exceed 15% of Total Asset Value, such excess shall be excluded; (v) to the extent the amount of Total Asset Value attributable to Unimproved Land would exceed 5% of Total Asset Value, such excess shall be excluded; (w)

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to the extent the amount of Total Asset Value attributable to Mortgage Receivables, Other Non-Mortgage Receivables and unencumbered marketable securities (at the value reflected in the Company’s consolidated financial statements in accordance with GAAP, as of such date, including the effect of impairment charges) would, in the aggregate, exceed 20% of Total Asset Value, such excess shall be excluded; (x) to the extent the amount of Total Asset Value attributable to Development Properties, Unimproved Land, Mortgage Receivables, Other Non-Mortgage Receivables, unencumbered marketable securities (at the value reflected in the Company’s consolidated financial statements in accordance with GAAP, as of such date, including the effect of impairment charges) and Unconsolidated Affiliates Properties would, in the aggregate, exceed 30% of Total Asset Value, such excess shall be excluded; (y) to the extent the amount of Total Asset Value attributable to Unconsolidated Affiliates Properties would exceed 20% of Total Asset Value, such excess shall be excluded and (z) to the extent the amount of Total Asset Value attributable to Eligible Properties located in the United Kingdom, Australia or Canada would exceed 10% of Total Asset Value, such excess shall be excluded.
“Total Indebtedness” means, as to any Person as of a given date and without duplication: (a) all Indebtedness of such Person and its Subsidiaries determined on a consolidated basis and (b) such Person’s Ownership Share of the Indebtedness of any Unconsolidated Affiliate of such Person.
“Total Leverage Fee” is defined in Section 9.20(a).
“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.
“Unencumbered Asset Value” means, at a given time, the sum (without duplication) of all of the following of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP applied on a consistent basis: (a) the Unencumbered NOI for the fiscal quarter most recently ended times 4 divided by the Capitalization Rate, plus (b) the GAAP book value of all Eligible Properties acquired during the fiscal quarter most recently ended, plus (c) the GAAP book value of Development Properties not subject to any Lien other than Permitted Liens or subject to any Negative Pledge, plus (d) the GAAP book value of all Mortgage Receivables and unencumbered marketable securities (at the value reflected in the Company’s consolidated financial statements in

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accordance with GAAP, as of such date, including the effect of impairment charges) not subject to any Lien other than Permitted Liens or subject to any Negative Pledge plus (e) Unrestricted Cash and Cash Equivalents. For purposes of this definition, (x) to the extent that more than 20% of Unencumbered Asset Value would be attributable to Controlled Properties, Development Properties, Mortgage Receivables and unencumbered marketable securities (at the value reflected in the Company’s consolidated financial statements in accordance with GAAP, as of such date, including the effect of impairment charges), such excess shall be excluded, (y) to the extent that more than 5% of Unencumbered Asset Value would be attributable to Affected Controlled Properties, such excess shall be excluded and (z) to the extent that more than 10% of Unencumbered Asset Value would be attributable to Eligible Properties located in the United Kingdom, Australia or Canada, such excess shall be excluded. For purposes of determining Unencumbered Asset Value: (x) Net Operating Income from Development Properties, Properties disposed of by the Company or any Subsidiary during the fiscal quarter most recently ended and Properties acquired by the Company or any Subsidiary during the fiscal quarter most recently ended shall be excluded from the immediately preceding clause (a); and (y) to the extent the amount of Unencumbered Asset Value attributable to Properties leased under Ground Leases would exceed 10% of Unencumbered Asset Value, such excess shall be excluded.
“Unencumbered Leverage Ratio” is defined in Section 9.12(d).
“Unencumbered NOI” means, for any period, the Net Operating Income from all Eligible Properties for such period.
“Unimproved Land” means land on which no development (other than improvements that are not material and are temporary in nature) has occurred.
“Unsecured Indebtedness” means, with respect to a Person, Indebtedness of such Person that is not Secured Indebtedness; provided, however, that any Indebtedness that is secured only by a pledge of Equity Interests shall be deemed to be Unsecured Indebtedness.
ii.    deleting the following defined terms: “Aggregate Total Fixed Asset Value”, “Aggregate Unencumbered Fixed Asset Value”, “Consolidated Funded Debt”, “Consolidated Performing Mortgage Note Receivables”, Consolidated Total Debt”, “Health Care Facilities”, “Joint Venture Unencumbered Fixed Asset Value”, “Lease Property Expenses”, “Lease Property Income”, “Swap Contract”, “Swap Termination Value”, Timber Ridge Construction Loan”, “Timber Ridge Loan Agreement”, “Total Lease Property Net Operating Income”, “Unencumbered Fixed Asset Value”, “Unencumbered Lease Property Expenses”, “Unencumbered

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Lease Property Income” and “Unencumbered Lease Property Net Operating Income”; and
iii. replacing the defined terms for “Capitalization Rate”, “Consolidated EBITDA”, Consolidated Interest Expense”, “Consolidated Total Leverage Ratio”, “Credit Agreement”, “Equity Interests”, “Excluded Subsidiaries”, “Indebtedness”, “Material Credit Facility”, “Note Documents”, “Pro Forma Basis”, “Shoreline Acquisition Agreement Documents” and “Unencumbered Lease Property” in their entirety with the following:
“Capitalization Rate” means (a) 10% for hospitals, (b) 10% for Government Reimbursed Properties and (c) 8% for Non-Government Reimbursed Properties.
“Consolidated EBITDA” means, for any given period, the EBITDA of the Company and its Subsidiaries determined on a consolidated basis for such period.
“Consolidated Interest Expense” means, for any period of determination for the Company and its Subsidiaries calculated on a consolidated basis, without duplication, an amount equal to the sum of the following: (a) all interest expense in respect of Indebtedness of the Company and its Subsidiaries deducted in determining Consolidated Net Income for such period, together with all interest capitalized or deferred during such period and not deducted in determining Consolidated Net Income for such period, plus (b) all debt discount and expense amortized or required to be amortized in determination of Consolidated Net Income for such period. For the avoidance of doubt, Consolidated Interest Expense shall exclude all amounts attributable to Minority Interests. For purposes of this Agreement, Consolidated Interest Expense shall be adjusted on a Pro Forma Basis.
“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Total Indebtedness as of such date of determination to (b) Total Asset Value as of such date of determination.
“Credit Agreement” means that certain Credit Agreement, dated as of August 3, 2017 by and among the Company, each lender from time to time party thereto and Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Co-Syndication Agents, and Bank of Montreal, Capital One, National Association, Goldman Sachs Bank USA, Key Bank, National Association and Royal Bank of Canada, as Co-Documentation Agents, as amended, restated, supplemented or otherwise modified from time to time.
“Equity Interests” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, whether or not certificated, any security convertible into or exchangeable for any share of

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capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.
“Excluded Subsidiaries” means, collectively, (a) any Subsidiary from time to time formed or acquired by the Company or any Subsidiary that is designated by the Company by written notice to the holders of the Notes as an Excluded Subsidiary within five (5) days following such formation or acquisition, and (b) any Subsidiary that is designated as an Excluded Subsidiary by written notice to the holders of the Notes and released from the requirement to Guarantee the Obligations pursuant to Section 7 of this Agreement; provided, that (i) in no event shall the portion of the Total Asset Value attributable to any Excluded Subsidiary at any time equal or exceed 15% of the Total Asset Value of the Company and its Subsidiaries (in each case, excluding all amounts properly attributable to Minority Interests), calculated as of the end of the most recent fiscal period end for which financial statements are available, (ii) in no event shall the portion of the Total Asset Value attributable to all Excluded Subsidiaries, in the aggregate, at any time equal or exceed 20% of the Total Asset Value of the Company and its Subsidiaries (in each case, excluding all amounts properly attributable to Minority Interests), calculated as of the end of the most recent fiscal period end for which financial statements are available, (iii) in no event shall any Excluded Subsidiary provide a Guarantee of any Indebtedness of the Company or any other Subsidiary of the Company (other than an Excluded Subsidiary) nor shall the Company or any Subsidiary (other than an Excluded Subsidiary) provide any Guarantee of the Indebtedness of an Excluded Subsidiary (other than Permitted Fannie Mae Guarantees), (iv) the Company may from time to time remove any Subsidiary from the definition of “Excluded Subsidiary” by delivery of written notice of such removal to the holders of the Notes and delivery of the documentation required by Section 9.13 (as if such Excluded Subsidiary were formed or acquired on the date of the delivery such notice), and (v) no Subsidiary that has been designated as an Excluded Subsidiary and then removed from such definition pursuant to clause (iv) shall be subsequently re-designated as an Excluded Subsidiary.
“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed or for the deferred purchase price of property or services (other than trade debt incurred in the ordinary course of business and not more than ninety (90) days past due); (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar

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instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or for services rendered; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations (contingent or otherwise) of such Person under or in respect of any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off-Balance Sheet Obligations of such Person; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) net obligations under any Derivatives Contract not entered into as a hedge against interest rate risk in respect of existing Indebtedness, in an amount equal to the Derivatives Termination Value thereof at such time (but in no event less than zero); (h) all Indebtedness of other Persons which such Person has Guaranteed or is otherwise recourse to such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to non-recourse liability); and (i) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation. Indebtedness of a Person shall include Indebtedness of any other Person to the extent such Indebtedness is recourse to such first Person. All Loans and Letter of Credit Liabilities (as such terms are defined in the Credit Agreement) shall constitute Indebtedness of the Company.
“Material Credit Facility” means, as to the Company and its Subsidiaries, (a) the Credit Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof; (b) the AIG Purchase Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof; and (c) any other agreement or series of related agreements creating, evidencing or governing Indebtedness in an aggregate principal amount of $70,000,000 or more incurred after the Closing Date by the Company or any of its Subsidiaries pursuant to Section 10.3(b) or Section 10.3(i) (but excluding (i) Indebtedness incurred after the Closing Date owed to the U.S. Department of Housing and Urban Development or Fannie Mae of a type similar to the Indebtedness listed as items 1, 5, 6, 7, 8, 9, 10, 11, 12, 13 and 14 on Schedule 10.3 and (ii) the Indebtedness in respect of the Shoreline Mortgage Lien).
“Note Documents” means, collectively, this Agreement, each Note, each Subsidiary Guaranty Agreement, each Limited Guaranty Agreement, the Fee Letter, and any and all other instruments, agreements, documents and writings executed by a Credit Party in connection with any of the foregoing.

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“Pro Forma Basis” means, for purposes of calculating Consolidated EBITDA and Consolidated Interest Expense for any period during which one or more Specified Transactions occurs, that such Specified Transaction (and all other Specified Transactions that have been consummated during the applicable period) shall be deemed to have occurred as of the first day of the applicable period of measurement and all income statement items (whether positive or negative) attributable to the Property or Person disposed of in a Specified Disposition shall be excluded and all income statement items (whether positive or negative) attributable to the Property or Person acquired in a Specified Acquisition permitted hereunder shall be included (provided that such income statement items to be included are reflected in financial statements or other financial data reasonably acceptable to the Required Holders and based upon reasonable assumptions and calculations which are expected to have a continuous impact); provided that the foregoing costs, expenses and adjustments shall be without duplication of any costs, expenses or adjustments that are already included in the calculation of Consolidated EBITDA and Consolidated Interest Expense.
“Shoreline Acquisition Agreement Documents” means, collectively, the Shoreline Acquisition Agreement and all other material documents entered into by any Credit Party in connection with the Shoreline Acquisition.
“Unencumbered Lease Property” means each Real Property that satisfies all of the following requirements: (a) such Real Property is owned in fee simple solely by the Company or any of its Subsidiaries, (b) such Real Property is leased to another Person solely by the Company or any of its Subsidiaries, as lessor, pursuant to a long-term lease that is subject to customary market terms and conditions at the time such lease is executed; (c) neither such Real Property, nor any interest of the Company or such Subsidiary therein, is subject to any (i) Lien (except any Lien in favor of (A) the holders of the Notes, (B) a Credit Party (other than a Limited Guarantor) or (ii) the Resident Mortgage Liens) or any Negative Pledge; (d) regardless of whether such Real Property is owned by the Company or a Subsidiary, the Company has the right directly, or indirectly through a Subsidiary, to take the following actions without the need to obtain the consent of any Person (other than, if applicable with respect to any non-Wholly Owned Subsidiary, a holder of a Minority Interest in such Subsidiary): (i) to create Liens on such Real Property as security for Indebtedness of the Company or such Subsidiary, as applicable, and (ii) to sell, transfer or otherwise dispose of such Real Property; (e) the Company’s direct or indirect ownership interest in such Subsidiary, is not subject to any Lien or any Negative Pledge; (f) such Real Property is free of structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters which, individually or collectively, materially impair the value of such Property; (g) any lessee of more than a majority of the leasable space in such Real Property is not more than 90 days past due with respect to any fixed rental payment obligations under any lease for such Real Property; and (h) such Real Property has been designated by the

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Company as an “Unencumbered Lease Property” on Schedule 5.21(b) or on a Compliance Certificate delivered by the Company to the holders of the Notes pursuant to Section 9.2.
(m)    Exhibit B of the Note Agreement is hereby amended by deleting paragraphs 5 and 6 thereof, renumbering paragraph 7 as paragraph 5 and replacing paragraph 4 in its entirety with the following:
4.     The Company and its Subsidiaries are in compliance with the financial covenants contained in Sections 9.12(a) through (e) of the Note Agreement, as shown on such Schedule 1, and the other covenants and restrictions contained in the Note Agreement.
2.    Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the holders of the Notes hereunder, it is understood and agreed that this Amendment shall not become effective, and the Company shall have no rights under this Amendment, until the Noteholders shall have received (i) reimbursement or payment of its costs and expenses incurred in connection with this Amendment or the Note Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Noteholders), (ii) an amendment fee to each Purchaser in an amount equal to 0.08% of the outstanding principal amount of the Notes held by such Purchaser, which fee shall be fully earned and non-refundable on the date paid, and (iii) each of the following documents:
(a)     executed counterparts to this Amendment from the Company, each of the Guarantors (as defined below) and the Noteholders;
(b)    executed counterparts to the Fee Letter from the Company, each of the Guarantors and the Noteholders;
(c)    a duly executed Credit Agreement;
(d)    a duly executed (i) amendment to the AIG Purchase Agreement and (ii) fee letter agreement in connection with such amendment, each certified as true, correct and complete by a Responsible Officer of the Company and each in form and substance reasonably satisfactory to the Noteholders;
(e)    copies of the resolutions of the board of directors of the Company and the Guarantors authorizing the matters contemplated by this Amendment and ratifying their respective obligations under the Note Agreement, Notes and other Note Documents, as applicable;
(f)    an opinion of Counsel to the Company in form and substance reasonably satisfactory to the Purchasers, covering the due authorization, execution, delivery and enforceability of this Amendment, and no conflict with organizational documents, applicable laws or Material Credit Facilities and confirming that the Amendment does not affect the enforceability of the Note Agreement or the Notes;

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(g)    to the extent that any approval or consent is required under the AIG Purchase Agreement and/or the Credit Agreement for the execution, delivery and performance of the transactions contemplated by this Amendment, the Company shall have delivered to the Purchasers evidence of such written approval or consent from the requisite holders of the Indebtedness under the AIG Purchase Agreement and the Credit Agreement; and
(h)    copies of all other documents, certificates and instruments reasonably requested thereby with respect to the transactions contemplated by this Amendment.
3.Representations and Warranties. To induce the Noteholders to enter into this Amendment, each Credit Party hereby represents and warrants to the Noteholders that:
(a)    Each Credit Party (a) is duly organized or formed and validly existing under the Applicable Law of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver, and perform its obligations under this Amendment and consummate the transactions contemplated hereby, and (c) is duly qualified and is licensed and in good standing under the Applicable Law of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or licenses, except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;
(b)    The execution, delivery and performance by each Credit Party of this Amendment, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any law;
(c)    No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Credit Party of this Amendment or the consummation of the transactions contemplated hereby;
(d)    This Amendment has been duly executed and delivered by each Credit Party that is party hereto. This Amendment constitutes a legal, valid and binding obligation of such Credit Party, enforceable against each Credit Party that is party hereto in accordance with its terms, except as enforceability may be limited by bankruptcy laws and general principles of equity; and
(e)    After giving effect to this Amendment, the representations and warranties set forth in Sections 5.1 through 5.12, 5.14 through 5.20, 5.22 through 5.24 and 5.27 of the Note Agreement are true and correct in all material respects as of the date hereof (except to the extent that (i) any such representation or warranty that is qualified by materiality or by reference to Material Adverse Effect, in which case such representation or warranty is true and correct in all respects as of the date hereof or (ii) any such representation or warranty relates only to an earlier date, in which

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case such representation or warranty shall remain true and correct as of such earlier date) , and no Default or Event of Default has occurred and is continuing as of the date hereof.
4.Reaffirmations of Guaranty. Each Subsidiary Guarantor and Limited Guarantor (each a “Guarantor” and collectively, the “Guarantors”) consents to the execution and delivery by the Company of this Amendment and jointly and severally ratify and confirm the terms of the applicable Guaranty Agreement, with respect to the Indebtedness now or hereafter outstanding under the Note Agreement as amended hereby and all promissory notes issued thereunder. Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Company to the Noteholders or any other obligation of the Company, or any actions now or hereafter taken by the Noteholders with respect to any obligation of the Company, the applicable Guaranty Agreement, (i) is and shall continue to be a primary obligation of such Guarantor, (ii) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Guarantors under the applicable Guaranty Agreement.
5.Effect of Amendment. Except as set forth expressly herein, all terms of the Note Agreement, as amended hereby, and the other Note Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Company to all holders of the Notes. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the holders of the Notes under the Note Agreement, nor constitute a waiver of any provision of the Note Agreement. From and after the date hereof, all references to the Note Agreement shall mean the Note Agreement as modified by this Amendment. This Amendment shall constitute a Note Document for all purposes of the Note Agreement.
6.Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.
7.No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Note Agreement or an accord and satisfaction in regard thereto.
8.Costs and Expenses.    The Company agrees to pay on demand all costs and expenses of the Noteholders in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out of pocket expenses of outside counsel for the Noteholders with respect thereto.
9.Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

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10.Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, any other holders of Notes from time to time and their respective successors, successors-in-titles, and assigns.
11.Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.
12.Successors; Enforceability. The terms and provisions of this Amendment shall be binding upon the Company, the Guarantors and the Noteholders and their respective successors and assigns, and shall inure to the benefit of the Company, the Guarantors and the Noteholders and the successors and assigns of the Noteholders.
13.Severability. Any provision in this Amendment that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Amendment are declared to be severable.
[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Company and the Guarantors, by their respective authorized officers as of the day and year first above written.
COMPANY:
NATIONAL HEALTH INVESTORS, INC.

By:	/s/D. Eric Mendelsohn

Name:	D. Eric Mendelsohn

Title:	President & Chief Executive Officer

For the purposes of Section 4 of this Amendment:
SUBSIDIARY GUARANTORS:
NHI/REIT, INC.

By:	/s/D. Eric Mendelsohn

Name:	D. Eric Mendelsohn

Title:	President

FLORIDA HOLDINGS IV, LLC
By: NHI/REIT, Inc., its Sole Member

By:	/s/D. Eric Mendelsohn

Name:	D. Eric Mendelsohn

Title:	President

[Signature Page to Fifth Amendment to Note Purchase Agreement]
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NHI REIT OF ALABAMA, L.P.
NHI-REIT OF ARIZONA, LIMITED PARTNERSHIP
NHI-REIT OF CALIFORNIA, LP
NHI/REIT OF FLORIDA, L.P.
NHI-REIT OF GEORGIA, L.P.
NHI-REIT OF IDAHO, L.P.
NHI-REIT OF MISSOURI, LP
NHI-REIT OF SOUTH CAROLINA, L.P.
NHI-REIT OF VIRGINIA, L.P.
By: NHI/REIT, Inc., the Sole General Partner of each limited partnership

By:	/s/D. Eric Mendelsohn

Name:	D. Eric Mendelsohn

Title:	President

[Signature Page to Fifth Amendment to Note Purchase Agreement]
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NHI/ANDERSON, LLC
NHI/LAURENS, LLC
TEXAS NHI INVESTORS, LLC
NHI-REIT OF OREGON, LLC
NHI-REIT OF FLORIDA, LLC
NHI-REIT OF MINNESOTA, LLC
NHI-REIT OF TENNESSEE, LLC
NHI SELAH PROPERTIES, LLC
NHI-REIT OF WISCONSIN, LLC
NHI-REIT OF OHIO, LLC
NHI-REIT OF NORTHEAST, LLC
NHI-REIT OF WASHINGTON, LLC
NHI-REIT OF MARYLAND, LLC
NHI-REIT OF SEASIDE, LLC
NHI-REIT OF NEXT HOUSE, LLC
NHI-REIT OF AXEL, LLC
NHI-REIT OF MICHIGAN, LLC
NHI-REIT OF BICKFORD, LLC
NHI REIT OF NORTH CAROLINA, LLC
NHI REIT OF EVERGREEN, LLC
NHI-REIT of TX-IL, LLC
NHI-BICKFORD RE, LLC
NHI-SS TRS, LLC

By: National Health Investors, Inc., the Sole Member of each limited liability company

By:	/s/D. Eric Mendelsohn

Name:	D. Eric Mendelsohn

Title:	President and Chief Executive Officer

[Signature Page to Fifth Amendment to Note Purchase Agreement]
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MYRTLE BEACH RETIREMENT RESIDENCE, LLC
VOORHEES RETIREMENT RESIDENCE, LLC

By: NHI-REIT of Next House, LLC, the Sole Member of each limited liability company

By: National Health Investors, Inc., its Sole Member

By:	/s/D. Eric Mendelsohn

Name:	D. Eric Mendelsohn

Title:	President and Chief Executive Officer

[Signature Page to Fifth Amendment to Note Purchase Agreement]
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NOTEHOLDERS:

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By:	/s/Ashley Dexter__
Vice President

FARMERS INSURANCE EXCHANGE

By:    Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:    Prudential Private Placement Investors, Inc.
(as its General Partner)

By:     /s/Ashley Dexter__
Vice President

MID CENTURY INSURANCE COMPANY

By:    Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:    Prudential Private Placement Investors, Inc.
(as its General Partner)

By:     /s/Ashley Dexter__
Vice President

[Signature Page to Fifth Amendment to Note Purchase Agreement]
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FARMERS NEW WORLD LIFE INSURANCE
COMPANY

By:    Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:    Prudential Private Placement Investors, Inc.
(as its General Partner)

By:     /s/Ashley Dexter__
Vice President

PRUDENTIAL ANNUITIES LIFE
ASSURANCE CORPORATION

By:    PGIM, Inc.,
as investment manager

By:     /s/Ashley Dexter__
Vice President

PICA HARTFORD LIFE & ANNUITY
COMFORT TRUST

By:	The Prudential Insurance Company of America, as Grantor

By:	/s/Ashley Dexter__
Vice President

PRUCO LIFE INSURANCE COMPANY

By:	/s/Ashley Dexter__
Assistant Vice President

[Signature Page to Fifth Amendment to Note Purchase Agreement]
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THE PRUDENTIAL LIFE INSURANCE
COMPANY, LTD.

By:    Prudential Investment Management Japan,
Co., Ltd., as Investment Manager

By:    PGIM, Inc.,
as Sub-Adviser

By:     /s/Ashley Dexter__
Vice President

PRUDENTIAL RETIREMENT GUARANTEED
COST BUSINESS TRUST

By:	PGIM, Inc.,
as investment manager

By:     /s/Ashley Dexter__
Vice President

THE INDEPENDENT ORDER OF FORESTERS

By:    Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:    Prudential Private Placement Investors, Inc.
(as its General Partner)

By:     /s/Ashley Dexter__
Vice President

[Signature Page to Fifth Amendment to Note Purchase Agreement]
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THE GIBRALTAR LIFE INSURANCE CO.,
LTD.

By:    Prudential Investment Management Japan
Co., Ltd., as Investment Manager

By:    PGIM, Inc.,
as Sub-Adviser

By:     /s/Ashley Dexter__
Vice President

[Signature Page to Fifth Amendment to Note Purchase Agreement]
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